As filed with the Securities and Exchange Commission on May 21, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Perdoceo Education Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3932190 (I.R.S. Employer Identification No.)

1750 East Golf Road, Suite 350 Schaumburg, Illinois (Address of Principal Executive Offices)	60173 (Zip Code)

Perdoceo Education Corporation 2026 Long-Term Incentive Plan (Full title of the plan)

Greg E. Jansen

Senior Vice President, General Counsel and Corporate Secretary

Perdoceo Education Corporation

1750 East Golf Road, Suite 350

Schaumburg, Illinois 60173

(Name and address of agent for service)

(847) 781-3600

(Telephone number, including area code, of agent for service)

Copy to:

Lawrence D. Levin, Esq. Elizabeth C. McNichol, Esq. Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, Illinois 60661 (312) 902-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by Perdoceo Education Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 19, 2026;
(b)
The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 7, 2026;
(c)
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 5, 2026 and March 13, 2026;
(d)
the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 9, 2026, but only to the extent that such information was incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and
(e)
The description of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), contained in its Registration Statement on Form 8-A filed with the Commission on October 21, 1997, as updated by the description of Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any subsequently filed amendments and reports updating such description.

To the extent that any information contained in any Current Report on Form 8-K (including Items 2.02 or 7.01), or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates the Registrant has sold all of the securities offered under this Registration Statement or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant files such report or document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors, officers, employees and agents against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits, and proceedings, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Article XII of the restated certificate of incorporation of the Registrant provides that it shall indemnify its directors and officers to the fullest extent permitted by the DGCL, except that it shall not be obligated to indemnify any such person (i) with respect to threatened, pending, or completed claims, suits or actions, whether civil, criminal, administrative, investigative or otherwise (“Proceedings”), initiated or brought voluntarily by such director or officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of Article XII of the restated certificate of incorporation, unless a court of competent jurisdiction determines that each of the material assertions made by such director or officer in such Proceedings were not made in good faith or were frivolous), or (ii) for any amounts paid in settlement of a covered Proceeding without the prior written consent of the Registrant.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors and certain officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, or for any transaction from which the director or officer obtained an improper personal benefit. In addition, liability will not be eliminated for (i) directors who authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or (ii) officers in connection with any action by or in the right of the corporation. Article XII B. of the Registrant’s restated certificate of incorporation provides that a director or officer of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director or officer. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL or any other law is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the personal liability of the Registrant’s directors and officers shall be eliminated or limited to the greatest extent permitted by the DGCL or such other law, as so amended.

The Registrant has entered into indemnification agreements with certain of its directors and executive officers. These agreements may require the Registrant, among other things, to indemnify such directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers, as the case may be, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors’ and officers’ liability insurance if available on reasonable terms.

The Registrant maintains liability insurance for its directors and executive officers that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1

Restated Certificate of Incorporation of Perdoceo Education Corporation (originally incorporated on January 5, 1994) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on December 18, 2019).

4.2

Certificate of Amendment to the Restated Certificate of Incorporation of Perdoceo Education Corporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed on June 1, 2023).

4.2

Seventh Amended and Restated By-laws of Perdoceo Education Corporation effective January 1, 2020 (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed on December 18, 2019).

4.3	Form of Specimen Stock Certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019).

5.1*	Opinion of Katten Muchin Rosenman LLP.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

99.1	Perdoceo Education Corporation 2026 Long-Term Incentive Plan (incorporated by reference to Appendix B to the Registrant's Definitive Proxy Statement on Schedule 14A filed on April 9, 2026).

107.1*	Filing Fee Table.

* Filed herewith.

Item 9. Undertakings.

(a)
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Filing Fee Table" set forth in Exhibit 107.1 to this Registration Statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on May 21, 2026.

PERDOCEO EDUCATION CORPORATION

By:	/s/ Todd S. Nelson
Todd S. Nelson
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Perdoceo Education Corporation, a Delaware corporation, hereby constitutes and appoints Todd S. Nelson and Greg E. Jansen, and each of them, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd S. Nelson	Director, President and Chief Executive Officer (Principal Executive Officer)	May 21, 2026
Todd S. Nelson

/s/ Ashish R. Ghia	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 21, 2026
Ashish R. Ghia

/s/ Michele A. Peppers	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2026
Michele A. Peppers

/s/ Gregory L. Jackson	Chairman of the Board	May 21, 2026
Gregory L. Jackson

/s/ Dennis H. Chookaszian	Director	May 21, 2026
Dennis H. Chookaszian

/s/ Kenda B. Gonzales	Director	May 21, 2026
Kenda B. Gonzales

/s/ Patrick W. Gross	Director	May 21, 2026
Patrick W. Gross

/s/ William D. Hansen	Director	May 21, 2026
William D. Hansen

/s/ Hanna Skandera	Director	May 21, 2026
Hanna Skandera

/s/ Leslie T. Thornton	Director	May 21, 2026
Leslie T. Thornton

/s/ Alan D. Wheat	Director	May 21, 2026

Alan D. Wheat